UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 9, 2010

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

                                                                (Address of principal executive offices)                          (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Stockholders was held on September 9, 2010.  The following three proposals were submitted to the stockholders of the Company for votes, with the following results:

Proposal 1: Election of Seven Directors

The Company’s stockholders elected Dickson V. Lee, Shirley Kiang, Norman Mineta, Ian Robinson, Dennis Bracy, Edward L. Dowd, Jr. and Robert W. Lee to the Board of Directors (the seven individuals receiving the highest number of votes cast, as set forth below):

	votes for	abstentions	broker non-votes
Dickson V. Lee	12,778,880	1,004,002	8,277,424
Shirley Kiang	12,076,035	1,706,847	8,277,424
Norman Mineta	12,789,936	992,946	8,277,424
Ian Robinson	12,138,604	1,644,278	8,277,424
Dennis Bracy	12,770,060	1,012,822	8,277,424
Edward L. Dowd, Jr.	12,698,657	1,084,225	8,277,424
Robert W. Lee	11,269,425	2,513,457	8,277,424

Mr. Joseph J. Borich withdrew his candidacy for a directorship prior to the 2010 Annual Meeting of Stockholders.  Therefore, he was not considered as a candidate for re-election.

Proposal 2: Approval of 2010 Stock Incentive Plan

The Company’s stockholders approved the 2010 Stock Incentive Plan, with the votes cast in favor of the proposal exceeding the votes cast against it.

votes for	votes against	abstentions	broker non-votes
13,414,005	229,888	138,989	8,277,424

Proposal 3: Ratification of Appointment of Auditor

The Company’s stockholders ratified the appointment of Kabani & Co as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011, with the votes cast in favor of the proposal exceeding the votes cast against it.

votes for	votes against	abstentions	broker non-votes
21,826,448	146,047	87,811	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: September 14, 2010	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer